UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2013

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On Thursday, February 21, 2013, First South Bancorp, Inc. (the “Company”), the parent holding company of First South Bank (the “Bank”), announced a two-tier plan to reduce its level of problem assets through the bulk sale of troubled loans and other real estate owned. The loan sale closed on Friday, February, 22, 2013. The sale of other real estate owned was contingent on final negotiations with Emerald Portfolio, LLC (“Emerald”). Those negotiations were anticipated to be finalized by the end of February.

After careful consideration, the Bank has elected not to sell other real estate owned to Emerald. The Bank believes the valuation adjustments taken as of December 31, 2012, against that portion of the other real estate owned portfolio offered for sale, result in book values that are at levels for which the assets can be disposed of at prices that are more indicative of market values.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.
(Registrant)

Date: March 6, 2013	By: /s/ Scott C. McLean
Scott C. McLean
Executive Vice President
Chief Financial Officer